UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): December 20, 2002

Delhaize America, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 0-6080

North Carolina	56-0660192

(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2110 Executive Drive, P.O. Box 1330 Salisbury, North Carolina	28145-1330

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 633-8250

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On January 7, 2003 Delhaize Group, the Belgian international food retailer that owns Delhaize America, Inc. (“Delhaize America”), announced that Delhaize America has amended its existing revolving credit facility.

     A copy of the press release issued by Delhaize Group regarding the above is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description

99	Delhaize Group Press Release dated January 7, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELHAIZE AMERICA, INC.

Dated: January 7, 2003	By:	/s/ Michael R. Waller Michael R. Waller Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

99	Delhaize Group Press Release dated January 7, 2002